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                                                                   EXHIBIT 23.4

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the use in this Amendment No. 3 to Registration Statement No. 333-41211 of Details, Inc. on Form S-4 of our report dated May 9, 1997 and December 22, 1997 relating to the financial statements of Colorado Springs Circuits, Inc. as of April 1, 1997 and 1996 and for the years then ended, appearing in the Prospectus, which is part of this Registration Statement and to the reference to us under the heading "Experts" in such Prospectus.


/s/ Stockman Kast Ryan & Scruggs, P.C.
Stockman Kast Ryan & Scruggs, P.C.

Colorado Springs, Colorado

February 6, 1998